Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as August 14, 2002 (the “Agreement”), by and among Sheffield Steel Corporation, a Delaware corporation (the “Company”), Bennett Restructuring Fund, L.P., a Delaware limited partnership (“Bennett Restructuring”), Bennett Restructuring Fund II, L.P. (“Bennett Restructuring II”), a Delaware limited partnership, and Bennett Offshore Restructuring Fund Inc., a Cayman Island corporation (“Bennett Offshore”), LC Capital Partners, L.P., a Delaware limited liability partnership (“Lampe”), Axis-RDO Limited, a Bahamian international business company (“Axis”), HFR DS Performance Master Trust (“HFR DS”), Mellon HBV Master Multi-Strategy Fund L.P., a Cayman Island limited partnership (“Mellon Multi-Strategy Fund”), Mellon HBV Master Rediscovered Opportunities Fund L.P., a Cayman Island limited partnership (“Mellon Rediscovered Opportunities Fund”, and each of Bennett Offshore, Bennett Restructuring, Bennett Restructuring II, Lampe, Axis, HFR DS, Mellon Multi-Strategy Fund and Mellon Rediscovered Opportunities Fund, an “Initial Holder”).

WITNESSETH:

WHEREAS, in connection with the financial restructuring of the Company pursuant to the Plan as filed and confirmed in the Chapter 11 Cases, the Company proposes to grant certain registration rights to the Initial Holders of the Company’s New Common Stock and their successors and assigns as Holders of such New Common Stock, so long as such stock constitutes Registrable Securities; and

WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the registration rights of such Holders of the Company’s Registrable Securities;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

SECTION 1. DEFINITIONS

Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the Plan. Each reference herein to an agreement, document or instrument shall mean that agreement, document or instrument as from time to time amended, modified or supplemented in accordance with its terms, including in each case all exhibits, annexes and schedules to such agreement, document or instrument, all of which are incorporated by reference to such agreement, document or instrument.

As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Axis” has the meaning set forth in the preamble.

“Bennett Holders” means, collectively, Bennett Offshore, Bennett Restructuring and Bennett Restructuring II, and any of their respective successors and assigns as Holders of Registrable Shares.

“Bennett Offshore” has the meaning set forth in the preamble.

“Bennett Restructuring” has the meaning set forth in the preamble.

“Bennett Restructuring II” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions located in the State of Delaware are authorized or obligated by law or executive order to close.

“Chapter 11 Cases” means the cases under Chapter 11 of the Bankruptcy Code entitled In regarding Sheffield Steel Corporation, Waddell’s Rebar Fabricators, Inc., and Wellington Industries, Inc., Case No. 01-05508-R through Case No. 01-05510-R, before the United States Bankruptcy Court for the Northern District of Oklahoma.

“Company Indemnitee” has the meaning set forth in Section 6(B).

“Demand Registration” has the meaning set forth in Section 2(A).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and rules promulgated thereunder, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

“HBV Holders” means, collectively, Axis, HER DS, Mellon Multi-Strategy Fund and Mellon Rediscovered Opportunities Fund, and any of their respective successors and assigns as Holders of Registrable Shares.

“HFR DS” has the meaning set forth in the preamble.

“Holder” means each of Bennett Offshore, Bennett Restructuring, Bennett Restructuring II, Lampe, Axis, HER DS, Mellon Multi-Strategy Fund, Mellon Rediscovered Opportunities Fund and any of their respective successors and assigns as Holders of Registrable Shares.

“Holder Indemnitor” has the meaning set forth in Section 6(B).

“Initial Holder” has the meaning set forth in the preamble.

“Lampe” has the meaning set forth in the preamble.

“Lampe Holders” means Lampe, and its successors and assigns as Holders of Registrable Shares.

“Mellon Multi-Strategy Fund” has the meaning set forth in the preamble.

“Mellon Rediscovered Opportunities Fund” has the meaning set forth in the preamble.

“New Common Stock” means the common stock of the Company issued in connection with the financial restructuring of the Company pursuant to the Plan.

“Plan” means the plan of reorganization as filed and confirmed in the Chapter 11 Cases.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

“Registrable Securities” means shares of New Common Stock which are initially issued to any Initial Holder pursuant to the Plan and any securities issued or issuable in respect of or in exchange for any of such shares of New Common Stock by way of a stock dividend or other distribution, stock split, reverse stock split or other combination of shares, recapitalization, reclassification, merger, consolidation or exchange offer. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred or exchanged and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or (iv) such securities shall have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Section 3 Notice” has the meaning set forth in Section 3(A).

“Securities Act” means the Securities Act of 1933, as amended, and the regulations and rules promulgated thereunder, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

SECTION 2. DEMAND REGISTRATIONS

A. Requests for Registration. Subject to the provisions of this Section 2, the Bennett Holders, acting collectively, the HBV Holders, acting collectively, and the Lampe Holders, acting collectively, should there be more than one Lampe Holder, may each at any time during the period beginning on the 360th day following the date hereof make a written request for registration under the Securities Act of all or any part of the Registrable Securities held by any Holder that is a member of the Bennett Holders, HBV Holders or the Lampe Holders, respectively (a “Demand Registration”). Such request shall specify the amount of Registrable Securities to be registered and the intended method or methods of disposition. Promptly after receipt of such request, the Company shall send written notice of such request under Section 2 and the rights of the non-demanding Holders under this Section 2 to all non-demanding Holders and shall, subject to the provisions of this Section 2, include in such Demand Registration all Registrable Securities with respect to which the Company receives written requests (specifying the amount of Registrable Securities to be registered and the intended method or methods of disposition) for inclusion therein within 15 days after such notice is sent. As promptly as practicable thereafter, but in no event later than 30 days after the end of such 15-day period, but subject to Section 2(C), the Company shall use its best reasonable efforts to file with the SEC a Registration Statement, registering all Registrable Securities that any Holders have requested to register, for disposition in accordance with the intended method or methods set forth in their notices to the Company. The Company shall use its best reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after filing and to remain effective until the earlier of (i) 180 days following the date on which it was declared effective and (ii) the date on which all of the Registrable Securities covered thereby are disposed of in accordance with the method or methods of disposition stated therein. Subject to Section 2(D), the Company may include in any Demand Registration additional shares of capital stock to be sold for the Company’s account pursuant to such registration.

B. Number of Registrations. No more than one Demand Registration shall be available to the Bennett Holders, acting collectively, the HBV Holders, acting collectively, and the Lampe Holders, acting collectively, should there be more than one Lampe Holder, pursuant to this Agreement and no more than three demand Registrations in the aggregate shall be available pursuant to this Agreement.

C. Suspension of Registration. The Company shall have the right to delay the filing or effectiveness of the Registration Statement for any Demand Registration or to require the Holders not to sell under any Registration Statement or to delay the preparation and filing of any supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, in each case during one or more periods aggregating not more than 60 days in each 12 month period if, in each such instance, (i) the Company would, in accordance with the advice of its counsel, be required to disclose in the Prospectus information not otherwise then required to be publicly disclosed, (ii) in the good faith judgment of the Company’s Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the Prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation involving the Company or otherwise materially and adversely affect the Company and (iii) each Holder has received a certificate of the Company executed by its chief executive officer confirming (i) and (ii) above; provided that the Company shall make such determination, and notify the selling Holders of such determination, as soon as reasonably practicable after becoming aware of any situation described in (i) and (ii) above.

D. Priority. If the managing underwriter for a Demand Registration that involves an underwritten offering shall advise the Company that, in its opinion, the inclusion of the amount of shares of capital stock to be sold for the Company’s account or the account of Holders that did not initiate the Demand Registration would adversely affect the success of the offering for the selling Holders, then the number of shares of capital stock to be sold for the Company’s account or the account of such non-initiating Holders shall be reduced (and may be reduced to zero) in accordance with the managing underwriter’s recommendation. In the event of such reduction, the number of Registrable Securities included in such registration shall be determined by giving (i) first priority to the Registrable Securities owned by the Holders that initiated the Demand Registration (which shall not be reduced), (ii) second priority to the Registrable Securities owned by the Holders that did not initiate the Demand Registration, allocated if necessary prorata among all such Holders, and (iii) third priority to the securities sought to be included by the Company and by the Holders pursuant to their Piggyback Registration Rights pursuant to Section 3. No registration effected under Section 3 shall be deemed a Demand Registration. If no Registrable Securities of a Holder in category (ii) above are cut back, a Demand Registration shall be deemed to have been requested by such Holder for purposes of Section 2(B). If any Registrable Securities of a Holder in category (i) or (ii) above are cut back, no Demand Registration shall be deemed to have been requested by such Holder for purposes of Section 2(B) and such Holder may elect to withdraw its Registrable Securities from the registration; provided, however, that such withdrawal election shall be irrevocable and, after making a withdrawal election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal election was made. If any such withdrawal election is made, the number of Registrable Securities included in the registration shall be increased by the lesser of the amount of Registrable Securities withdrawn and the aggregate amount of Registrable Securities cut back pursuant to this Section 2(D), and in accordance with the priority provided by this Section 2(D).

E. Interrupted Registration. No Demand Registration requested pursuant to this Section 2 shall be deemed to have been requested by any Holder of Registrable Securities for purposes of Section 2(B): (i) unless it has been declared effective by the SEC; provided, however, that a registration which does not become effective after the Company has filed a Registration Statement with respect thereto solely by reason of the refusal of the requesting Holders to proceed shall be deemed to have been effected by the Company at the request of such withdrawing Holders unless the withdrawing Holders shall have elected to pay all Registration Expenses of the Company in connection with such registration, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC for any reason other than a misrepresentation or an omission by the requesting Holders, (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of some wrongful act or omission, or act or omission in bad faith, by the requesting Holders or (iv) if such request has been withdrawn by the requesting Holders prior to the filing of the Registration Statement with the SEC and such Holders shall have elected to pay all Registration Expenses of the Company in connection with such withdrawn request.

SECTION 3. PIGGY-BACK REGISTRATIONS

A. Right to Include Registrable Securities. If at any time the Company proposes to register any of its equity securities under the Securities Act (including pursuant to a Demand Registration pursuant to Section 2), whether or not for sale for its own account (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time promptly give prior written notice to all Holders: (i) of its intention to do so, (ii) of the registration form of the SEC that has been selected by the Company and (iii) of rights of Holders under this Section 3 (the “Section 3 Notice”). The Company will include in the proposed registration all Registrable Securities that the Holders thereof request in writing within 15 days after the Section 3 Notice is given that the Company register; provided, however, that (i) if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine that none of such equity securities shall be registered, the Company may, at its election, give written notice of such determination to all Holders who so requested registration and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration and (ii) in case of a determination by the Company to delay registration of its equity securities, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities by the Company. No registration effected under this Section 3 shall be deemed a Demand Registration for purposes of Section 2(B). Notwithstanding anything to the contrary in Section 2, provided that the securities offered by the Company are successfully registered within 90 days of the date of the Section 3 Notice and provided that such Holder did not have his allocation cut back pursuant to Section 3(B)(1), no Holder shall have the right to require the Company to complete the registration of any Registrable Securities pursuant to Section 2 until the earlier of (A) the completion of the distribution of the securities offered by the Company and registered pursuant to the Section 3 Notice and (B) 90 days after the date each registration statement effected under this Section 3 is declared effective.

B. Priority; Registration Form.

(1) If the managing underwriter for a registration in which Registrable Securities are proposed to be included pursuant to this Section 3 that involves an underwritten offering shall advise the Company that, in its opinion, the inclusion of the amount of Registrable Securities to be sold for the account of Holders would adversely affect the success of the offering for the Company, then the number of Registrable Securities to be sold for the account of such Holders shall be reduced (and may be reduced to zero) in accordance with the managing underwriter’s recommendation. In the event that the number of Registrable Securities to be included in any registration is reduced (but not to zero), the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Holders and all other holders of New Common Stock having the right to include their shares of New Common Stock in such registration, on the basis of the relative number of shares of such New Common Stock each such Holder or other holder has requested to be included in such registration. If, as a result of the proration provisions of this Section 3(B), any Holder shall not be entitled to include all Registrable Securities in a registration pursuant to this Section 3 that such Holder has requested be included, such Holder may elect to withdraw its Registrable

Securities from the registration; provided, however, that such withdrawal election shall be irrevocable and, after making a withdrawal election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal election was made. If any such withdrawal election is made, the number of Registrable Securities included in the registration shall be increased by the lesser of the amount of Registrable Securities withdrawn and the aggregate amount of Registrable Securities cut back pursuant to this Section 3(B)(1), and in accordance with the priority provided by this Section 3(B)(1).

(2) If the Company is using a Form S-3 to effectuate a registration pursuant to this Section 3 or Section 2, but it would not be eligible to use such form for the number of Registrable Securities to be included at the request of other Holders, the Company may elect to not include such Registrable Securities in such registration.

C. Merger, Consolidation, etc. Notwithstanding anything in this Section 3 to the contrary, Holders shall not have any right to include their Registrable Securities in any distribution or registration of equity securities by the Company, which is a result of a merger, consolidation, acquisition, exchange offer, recapitalization, other reorganization, dividend reinvestment plan, stock option plan or other employee benefit plan, or any similar transaction having the same effect.

SECTION 4. REGISTRATION PROCEDURES

A. The Company to Use Best Reasonable Efforts. In connection with the Company’s registration obligations pursuant to Sections 2 and 3, the Company shall use its best reasonable efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably practicable:

(1) prepare and file with the SEC a Registration Statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, and to cause such Registration Statements to become effective as soon as reasonably practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under the Securities Act or until the distribution contemplated in the Registration Statement is completed; provided, however, that as soon as reasonably practicable but in no event later than five Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement, their counsel selected as provided in Section 5(vi) and the underwriters, if any, copies of all such documents proposed to be filed, which Holders, counsel and underwriters shall be afforded a reasonable opportunity to review such documents and comment thereon;

(2) prepare and file with the SEC, as promptly as practicable, such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 2(A); and cause the Registration Statement and the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed in accordance with the Securities Act and any rules and regulations promulgated thereunder; and otherwise comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such Registration Statement or such Prospectus or Prospectus supplement, including making available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the first full calendar quarter of the Company after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(3) permit any selling Holder (which Holder, in the Company’s sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company) to participate in the preparation of such Registration Statement and to request the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included, and the Company shall include such material, unless in the reasonable judgment of the Company and its counsel, the material should be not included;

(4) notify the selling Holders and the managing underwriters, if any, promptly if at any time (A) any Prospectus, Registration Statement or amendment or supplement thereto is filed, (B) any Registration Statement, or any post-effective amendment thereto, becomes effective, (C) the SEC requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (D) the SEC issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (E) the Company receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualification or (F) any event occurs which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that in the case of this subclause (F), such notice need only state that an event of such nature has occurred, without describing such event. The Company hereby agrees to promptly reimburse any selling Holders for any reasonable out-of-pocket losses and expenses incurred in connection with any uncompleted sale of any Registrable Securities in the event that the Company fails to timely notify such Holder that the Registration Statement then on file with the SEC is no longer effective;

(5) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any jurisdiction, at the earliest reasonably practicable moment;

(6) if requested by the managing underwriters or any Holder of Registrable Securities being sold in connection with an underwritten offering, incorporate into a Prospectus supplement or a post-effective amendment to the Registration Statement any information which the managing underwriters and such Holder reasonably agree is required to be included therein relating to such sale of Registrable Securities; and file such supplement or post-effective amendment as soon as practicable in accordance with the Securities Act and the rules and regulations promulgated thereunder;

(7) furnish to each selling Holder and each managing underwriter, if any, one signed copy of the Registration Statement or Registration Statements and any post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference) as promptly as practicable after filing such documents with the SEC;

(8) deliver to each selling Holder and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and consent to the use of such Prospectus or any amendment or supplement thereto by each such selling Holder and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment or supplement;

(9) prior to any public offering of Registrable Securities, use its best reasonable efforts to register or qualify, or to cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; and keep each such registration or qualification effective during the period set forth in Section 2(A) that the applicable Registration Statement is required to be kept effective; and do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service in any jurisdiction where it is not then so subject;

(10) cooperate with the selling Holders and the underwriters, if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such selling Holders or managing underwriters may request at least two Business Days prior to any sale of Registrable Securities represented by such certificates;

(11) subject to Section 2(C), upon the occurrence of any event described in subclause (F) of clause (4) above, promptly prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, and any other required documents, so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and cause such supplement or post-effective amendment to become effective as soon as practicable;

(12) take all other actions in connection therewith as are reasonably necessary or desirable in order to expedite or facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering: (A) enter into an underwriting agreement in customary form with the managing underwriter (such agreement to contain standard and customary indemnities, representations, warranties and other agreements of or from the Company); (B) obtain opinions of counsel to the Company (which, if reasonably acceptable to the underwriters, may be the Company’s inside counsel) addressed to the underwriters, such opinions to be in customary form; and (C) obtain “comfort” letters from the Company’s independent certified public accountants addressed to the underwriters, such letters to be in customary form;

(13) make available for inspection by any selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such selling Holder or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees, attorneys and independent. accountants to supply all information reasonably requested by any such selling Holders, underwriters, attorneys, accountants or agents in connection with such Registration Statement; provided, however, that information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such Registration Statement, or (y) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each selling Holder of Registrable Securities agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be kept confidential by it and not disclosed by it, and shall not be used by it as the basis for any market transactions in the securities of the Company, in each case unless and until such information is made generally available to the public other than by such selling Holder. Each selling Holder of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

(14) cause all Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities by the Company are then listed;

(15) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities; and

(16) take all such other actions not inconsistent with the terms of this Agreement as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

B. Holders’ Obligation to Furnish Information. The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request.

C. Suspension of Sales Pending Amendment of Prospectus. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subclauses (C)-(F) of subsection A(4) above, such Holder will suspend the disposition of any Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of a supplemented or amended Prospectus or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession of any Prospectus covering such Registrable Securities. If the Company shall have given any such notice, or a notice pursuant to Section 9(A), during a period when a Demand Registration is in effect, the 180-day period described in Section 2(A) shall be extended by the number of days of such suspension period.

D. No Required Registration. The Company shall not be required to file a Registration Statement at the request of Holders pursuant to the provisions of Section 2, if the Company shall receive a written opinion from its counsel that the Registrable Securities which such Holders have requested or may request to have registered may, as of the date of such opinion, be sold in the public market, in unlimited amounts during any 90-day period, under Rule 144 or otherwise, without registration under the Securities Act, provided that such opinion is also addressed to, and is reasonably acceptable to, such Holders.

SECTION 5. REGISTRATION EXPENSES

All expenses incident to the Company’s performance of or compliance with its obligations under this Agreement, including without limitation all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) fees and disbursements of its counsel, its independent certified public accountants and any additional experts retained by it (including the expenses of any special audit or “comfort” letters required by or incident to such performance or compliance), (v) securities acts liability insurance (if the Company elects to obtain such insurance), (vi) reasonable fees and expenses of one counsel for the Holders of Registrable Securities covered by each Registration Statement, with such counsel to be selected by Holders of a majority of such Registrable Securities (all such expenses being herein referred to as “Registration Expenses”), and (vii) the expenses and fees for listing securities to be registered on each securities exchange on which similar securities by the Company are then listed shall, subject to Section 2(E), be borne by the Company provided, however, that Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

SECTION 6. INDEMNIFICATION

A. Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 or 3, the Company will, and hereby does, indemnify and hold harmless each selling Holder of any Registrable Securities covered by such Registration Statement, its affiliates, general and limited partners, members and shareholders and each of its and their directors, officers, managers, employees, attorneys, investment advisors and agents, each other Person who participates as an underwriter, if any, in the offering or sale of such securities and each other Person, if any, who controls such selling Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld) to which such selling Holder or other indemnified Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse such selling Holder and each other indemnified Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any such selling Holder or other indemnified Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such selling Holder or such other indemnified Person, specifically for use in the preparation thereof; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a selling Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or selling Holder within the meaning of the Securities Act, under the indemnity agreement in this Section 6(A) with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, selling Holder or controlling Person results from the fact that such underwriter or selling Holder sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or selling Holder and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such selling Holder or other indemnified Person.

B. Indemnification by the Sellers. In consideration of the Company’s including any Registrable Securities in any Registration Statement filed in accordance with Section 2 or 3, each prospective selling Holder (each, a “Holder Indemnitor”) of such Registrable Securities and any underwriter shall be deemed to have agreed severally to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(A)) the Company and its directors, officers, employees, managers, attorneys, investment advisors and agents and each person controlling the Company within the meaning of the Securities Act (each, a “Company Indemnitee”) against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with such Holder Indemnitor’s consent, which consent shall not be unreasonably withheld) to which the Company Indemnitees may become subject under the Securities Act, common law or ‘otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise solely out of or are based solely upon any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such selling Holder or underwriter specifically for use in the preparation of such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers or controlling Persons; provided that each Holder Indemnitor’s liability under this Section 6(B) shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount) received by such Holder Indemnitor from the sale of Registrable Securities in any offering. The Company may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that the holder thereof acknowledge its agreement to be bound by the provisions of this Agreement (including Section 6) applicable to it.

C. Notices of Claims. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, further, that if, in the indemnified party’s reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim, then such indemnified party shall have the right to participate in the defense of such claim and to separate counsel (limited in each jurisdiction to one counsel) of attorneys at the indemnifying party’s expense to represent such indemnified party. No indemnified party will consent to entry of any judgment or enter into any settlement without the indemnifying party’s consent to such judgment or settlement, which shall not be unreasonably withheld.

D. Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under this Section 6, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section 6 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates, to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The Company agrees, and the Holders (in consideration of the Company’s including any Registrable Securities in any Registration Statement filed in accordance with Section 2 or 3) shall be deemed to have agreed, that it would not be just and equitable if contributions pursuant to this Section 6(D) were to be determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to in the first two sentences of this Section 6(D). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(D) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 6(C) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 6(D). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 6(D), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 6(C) has not been given with respect to such action; provided, however, that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under this Section 6(D), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything in this Section 6(D) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 6(D) to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

SECTION 7. RULE 144

The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, so long as it is subject to such reporting requirements, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144. Whether or not required by the rules and regulations of the SEC, so long as this Agreement is in effect, but in any event not prior to the 180th day following the date hereof, the Company will furnish to the Holders (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants and (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC’s rules and regulations. Upon the request of any Holder, the Company shall deliver to such Holder a written statement stating whether it has complied with such requirements.

SECTION 8. UNDERWRITTEN REGISTRATIONS

A. Selection of Underwriters. If any of the Registrable Securities covered by any Demand Registration are to be sold in an underwritten offering, the underwriter or underwriters and managing underwriter or managing underwriters that will administer the offering shall be selected by the Holder that initiated such Demand Registration; provided, however, that such underwriters and managing underwriters shall be subject to the approval of the Company, which approval shall not be unreasonably withheld.

B. Agreements of Selling Holders. No Holder shall sell any of its Registrable Securities in any underwritten offering pursuant to a registration hereunder unless such Holder agrees to sell such Registrable Securities on a basis provided in an underwriting agreement in customary form. No Holder shall sell any of its Registrable Securities in any offering, whether or not underwritten, pursuant to a registration hereunder unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements or as reasonably requested by the Company.

SECTION 9. HOLDBACK AGREEMENTS

A. Restrictions on Public Sales by Holders. To the extent not inconsistent with applicable law, each Holder who, together with its affiliates, holds at least 10% of the issue of securities of the Company (on a fully diluted basis) that are being registered in a given underwritten offering that is timely notified in writing by the managing underwriter or underwriters shall not effect any public sale or distribution (including a sale pursuant to Rule 144) of any issue being registered in such underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, or pursuant to a merger, an exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), any securities of the Company similar to any such issue or any securities of the Company convertible into or exchangeable or exercisable for any such issue or any similar issue, during the 7-day period prior to the effective date of the applicable Registration Statement, if such date is known, or during the period beginning on such effective date and ending on the earlier of (i) the completion of the distribution of such securities by the Company pursuant to such offering and (ii) 90 days after such effective date, except as part of such registration; provided that such restrictions shall apply not more than once during any nine-month period and in no case shall such restrictions apply for an aggregate of more than 360 days after the effective date.

B. Restrictions on Public Sales by the Company. If so requested by the managing underwriter or underwriters, the Company shall not effect any public sale or distribution of any issue of the same class or series as Registrable Securities being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), any securities of the Company similar to any such issue or any securities of the Company convertible into or exchangeable or exercisable for any such issue, during the 7-day period prior to the effective date of the applicable registration statement, if such date is known, or during the period beginning on such effective date and ending on the earlier of (i) the completion of the distribution of such securities pursuant to such offering and (ii) 180 days after such effective date, except as part of such registration.

SECTION 10. MISCELLANEOUS

A. Amendments and Waivers. This Agreement may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed, in the case of an amendment, by all of the parties hereto, or in the case of a waiver or consent, by the party against whom the waiver or consent, as the case may be, is to be effective.

B. Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Holders and their respective successors, assigns and transferees. The rights under this Agreement may be transferred or assigned by a Holder to a transferee of the Holder’s Registrable Securities upon notice to the Company but without the Company’s consent.

C. Integration. This Agreement and the documents referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the Company and the Initial Holders with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the Company and the Initial Holders with respect to its subject matter. The Company represents to the Holders that it has not entered, and does not intend to enter, into any agreement which is inconsistent with this Agreement.

D. Legend. Certificates evidencing Registrable Securities held by Initial Holders may bear a legend substantially in the form below:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, HYPOTHECATED, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

E. Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telecopier or hand delivery:

If to the Company, to:

Sheffield Steel Corporation

220 North Jefferson Street

Sand Springs, Oklahoma 74063

Telecopier: (918) 241-6595

Attn: Stephen R. Johnson, VP-CFO

If to any Holder, to the address of such Holder as shown in the stock record books of the Company, with a copy to:

Scott Charles, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telecopier: (212) 403-2000

All such notices and communications shall be deemed to have been given or made (i) when delivered by hand, (ii) three Business Days after being deposited in the mail, postage prepaid or (iii) when telecopied, receipt acknowledged. The Company may change its address for receipt of notices by notice of such change given in the manner contemplated hereby to the Holders.

F. Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit, expand or otherwise affect the meaning of the terms contained herein.

G. Severability. In the event that any one or more of the provisions hereof is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the Company and the Holders shall be enforceable to the fullest extent permitted by law.

H. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the principles thereof relating to conflict of laws. Each party hereto hereby consents to the exclusive jurisdiction and venue of the state and federal courts located in New York, New York in any action or proceeding arising hereunder and to service of process by certified mail, return receipt requested (which shall constitute “personal service”).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date set forth above.

SHEFFIELD STEEL CORPORATION

By:	/s/ Stephen R. Johnson
	Name:	Stephen R. Johnson
	Title:	Vice President and Chief Financial Officer

BENNETT RESTRUCTURING FUND, L.P.

By:	Restructuring Capital Associates, L.P., its general partner
By:	Bennett Capital Corp., its general partner

By:	/s/ James D. Bennett
	Name:	James D. Bennett
	Title:	President

BENNETT RESTRUCTURING FUND II, L.P.

By:	Restructuring Capital Associates, L.P., its general partner
By:	Bennett Capital Corp., its general partner

By:	/s/ James D. Bennett
	Name:	James D. Bennett
	Title:	President

BENNETT OFFSHORE RESTRUCTURING FUND INC.

By:	/s/ James D. Bennett
	Name:	James D. Bennett
	Title:	President

MELLON HBV MASTER MULTI-STRATEGY FUND L.P.

By:	Mellon HBV Company Ltd.,
its general partner

By:	/s/ Jonathan Bean
	Name:	Jonathan Bean
	Title:	Director

MELLON HBV MASTER REDISCOVERED OPPORTUNITIES FUND L.P.

By:	Mellon HBV Company Ltd.,
its general partner

By:	/s/ Jonathan Bean
	Name:	Jonathan Bean
	Title:	Director

AXIS-RDO LIMITED

By:	Mellon HBV Alternative Strategies, LLC,
its investment advisor

By:	/s/ Jonathan Bean
	Name:	Jonathan Bean
	Title:	Managing Director

HFR DS PERFORMANCE MASTER TRUST

By:	Mellon HBV Alternative Strategies, LLC,
its investment advisor

By:	/s/ Jonathan Bean
	Name:	Jonathan Bean
	Title:	Managing Director

LC CAPITAL PARTNERS, L.P.
By:	Lampe Conway & Co., LLC, its advisor

By:	/s/ Steven G. Lampe
	Name:	Steven G. Lampe
	Title:	Managing Member